EXHIBIT 4.2

                               SECURITY AGREEMENT

         Security Agreement (the "SECURITY AGREEMENT") dated as of July 19, 2005 by and among Advanced Technology Industries, Inc. (the "COMPANY"), each individual or entity (other than the Company and the Collateral Agent) named on the signature page hereto (collectively, the "SECURED PARTIES") and Krieger & Prager, LLP, as collateral agent for the Secured Parties (the "COLLATERAL AGENT").

         WHEREAS, the Company has issued to each of the Lenders its 9% Convertible Debentures due August 20, 2006 (the "DEBENTURES");

         WHEREAS, in order to induce the Secured Parties to purchase or amend certain terms of the Debentures, as the case may be, the Company has agreed to grant a continuing security interest in and to the Collateral (as defined below) in order to secure the prompt and complete payment of the obligations of the Company arising from this Agreement and the Debentures (the "SECURED OBLIGATIONS").

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees as follows:

         Section 1. GRANT OF SECURITY. The Company hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties (in proportion to the outstanding amount of Debentures held by a Secured Party to the aggregate outstanding amount of Debentures held by all the Secured Parties) a continuing security interest in all of the Company's right, title and interest in and to
(i) each patent and patent application referred to in Schedule 1 hereto (the "COLLATERAL"), and (2) all assets of whatever kind and description, now or hereafter owned by the Company and all accessions, additions or improvements to, all replacements, substitutions and parts for, and all proceeds and products of the foregoing, and all books, records and documents relating to the foregoing (the "Collateral").

         Section 2. SECURITY FOR SECURED OBLIGATIONS. The grant of a continuing security interest in the Collateral by the Company under this Agreement secures the payment of all Secured Obligations.

         Section 3. RECORDATION. (a) The Company hereby permits the Collateral Agent, at the Company's cost and expense, to file and record, as its attorney in fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect or validate the security interest granted hereunder or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to any of the Collateral, including any filing with the Commissioner for Patents. The Company hereby appoints the Collateral Agent as the Company's attorney-in-fact to execute in the name and behalf of the Company such additional financing statements as the Collateral Agent may request.

         (b) The Company shall on the date immediately following the date hereof deliver to the Collateral Agent a UCC-3 Financing Statement terminating the Financing Statement filed by Eurotech Ltd. ("Eurotech") on March 7, 2001, and the Collateral Agent may file such Financing Statement in accordance with
Section 509(d)(2) of the Delaware Uniform Commercial Code in the office of the Secretary of State of Delaware on or after the 20th day following the Company's demand to Eurotech pursuant to Section 5-113(b) of the Delaware Uniform Commercial Code (unless Eurotech files such a Financing Statement in accordance with such demand or it otherwise objects). The Company shall within five days of the date hereof send such demand to Eurotech.

         Section 4. REMEDIES. (a) Upon the occurrence and during the continuance of a Secured Event of Default (as defined below), subject to paragraph (c) below, the Collateral Agent, on behalf of the Secured Parties, may exercise in respect of the Collateral all the rights and remedies of a secured party on default under the New York Uniform Commercial Code or any other applicable law. Notwithstanding any provision in this Agreement or any other agreement to the contrary, neither the Collateral Agent nor any Secured Party shall be entitled to exercise any remedy with respect to the Collateral upon the occurrence and during the continuance of an event of default under the Debentures except with respect to an event of default thereunder that constitutes a Secured Event of Default.

         (b) The following shall constitute a "Secured Event of Default":

         (i) The Company shall default in the payment of principal or interest on a Debenture, any Redemption Amount (as defined in the respective Debentures) or any Holder Redemption Amount (as defined in the respective Debentures) due under a Debenture and, in any such instance, the same shall continue for a period of sixty (60) days; or

         (ii) The Company fails to authorize or to cause its transfer agent to issue shares of its common stock upon exercise by a holder of a Debenture of the conversion rights of such holder in accordance with the terms of such Debenture, fails to transfer or to cause its transfer agent to transfer any certificate for shares of its common stock issued to a holder of a Debenture upon conversion of such Debenture and when required by such Debenture, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its transfer agent to remove such restricted legend, in each case where such removal is lawful, as and when required by a Debenture, and any such failure shall continue uncured for sixty (60) days; or

         (iii) The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) commence proceedings for its dissolution; or
(3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

         (iv) Any governmental agency of the United States (whether federal or state) or any court of competent jurisdiction at the instance of any governmental agency of the United States (whether federal or state) shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

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

         (v) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company (other than any such proceeding instituted against the Company by a Secured Party), and if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

         (c) The Collateral Agent may not take any action with respect to the exercise of any remedies in connection with the Collateral unless the Required Secured Parties consent to such action. "Required Secured Parties" means, at a particular time, Secured Parties holding not less than sixty (60%) of the aggregate amount of Debentures outstanding at such time

         Section 5. RELEASE OF COLLATERAL. Upon the repayment in full of all the Secured Obligations (including as a result of the conversion of the Debentures to common stock of the Company in accordance with their terms), the security interest granted hereunder shall terminate. Upon any such termination, the Collateral Agent and the Secured Parties will execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of the security interest granted hereunder.

         Section 6. APPLICATION OF PROCEEDS. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied in the following order of priority: (a) first, to pay the reasonable expenses of such sale or other realization, including, without limitation, reasonable attorneys' fees, and all expenses, liabilities and advances reasonably incurred or made by the Collateral Agent or any Secured Party in connection therewith;
(b) second, to the ratable payment of the Secured Obligations (in proportion to the outstanding amount of Debentures held by a Secured Party to the aggregate outstanding amount of Debentures held by all the Secured Parties); and (c) finally, to pay to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         Section 7. COLLATERAL AGENT.

         (a) APPOINTMENT. The Secured Parties hereby designate and appoint Krieger & Prager, LLP as Collateral Agent to act as specified herein. Each Secured Party hereby authorizes the Collateral Agent to take such action as agent on its behalf under the provisions of this Agreement and agreements referred to herein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Collateral Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Collateral Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

         (b) NATURE OF DUTIES. The Collateral Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement. Neither the Collateral Agent nor any of its employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Collateral Agent shall be mechanical in nature; the Collateral Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Secured Party; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations or liabilities in respect of this Agreement except as expressly set forth herein.

         (c) ABSENCE OF RELIANCE ON THE COLLATERAL AGENT.

         (i) Each Secured Party acknowledges that neither the Collateral Agent nor any of its employees or agents has made any representation or warranty to it and that no act by the Collateral Agent hereinafter taken shall be deemed to constitute any representation or warranty by the Collateral Agent to any Secured Party.

         (ii) The Collateral Agent shall not be responsible to any Secured Party for any recitals, statements, information, representations or warranties herein or in any document, instrument, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or the financial condition of the Company, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, or the financial condition of the Company or the existence or possible existence of any Secured Event of Default.

         (iii) The Collateral Agent shall be under no obligation or duty to take any action under this Agreement if taking such action (i) would subject the Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Collateral Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Collateral Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith, or (iii) would subject the Collateral Agent to IN PERSONAM jurisdiction in any location where it is not then so subject.

         (d) CERTAIN RIGHTS OF THE COLLATERAL AGENT. If the Collateral Agent shall request instructions from the Required Secured Parties with respect to any act or action (including failure to act) in connection with this Agreement, the Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions from the Required Secured Parties and the Collateral Agent shall incur no liability by reason of so refraining. In the event that the Collateral Agent seeks direction in that regard, it shall be protected in such decision provided:

                  (i) It has, at the Company's expense, provided written or facsimile notice of its proposed course of action to each Secured Party at their last listed address; and

                  (ii) It has not received within five (5) business days after date of notice, written or facsimile notice of non-acquiescence duly executed by the holders of the Required Secured Parties.

The Collateral Agent shall not be obligated to take any action hereunder (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to applicable law or this Agreement, (ii) if it shall not receive such advice or concurrence of the Required Secured Parties as it reasonably deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Secured Parties requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent's acting or refraining from acting hereunder in accordance with the instructions of the Required Secured Parties.

         (e) RELIANCE BY COLLATERAL AGENT. The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person. The Collateral Agent may consult with legal counsel and other experts selected by it with respect to all matters pertaining to this Agreement and its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel or experts.

         (f) INDEMNIFICATION. The Company and the Secured Parties will reimburse and indemnify the Collateral Agent on a 50-50 basis (and with respect to the Secured Parties in proportion to the outstanding amount of Debentures held by a Secured Party to the aggregate outstanding amount of Debentures held by all the Secured Parties), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement or the transactions contemplated hereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; PROVIDED, HOWEVER, that neither the Company nor any Secured Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal to have resulted from the Collateral Agent's gross negligence or willful misconduct.

         (g) SUCCESSOR COLLATERAL AGENT. The Collateral Agent may resign at any time upon thirty (30) days' prior written notice to the Company and the Secured Parties. Upon any such notice of resignation, the Required Secured Parties will appoint from among the Secured Parties a successor Collateral Agent. If no successor Collateral Agent shall have been appointed within thirty (30) days after the retiring Collateral Agent gives notice of its resignation, the retiring Collateral Agent may appoint, after consulting with the Secured Parties, a successor Collateral Agent. Upon the written acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations hereunder. After any retiring Collateral Agent's resignation as Collateral Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent. If no successor to the Collateral Agent has accepted appointment as Collateral Agent by the thirtieth (30th) day following a retiring Collateral Agent's notice of resignation, the retiring Collateral Agent's resignation shall nevertheless thereupon become effective, and the Secured Parties shall thereafter perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Secured Parties appoint a successor Collateral Agent as provided for hereinabove.

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

         (h) COLLATERAL MATTERS.

         (i) The Collateral Agent is hereby authorized on behalf of all the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time (but without any obligation) to take any action with respect to the Collateral that may be necessary to perfect and maintain perfected the liens upon the Collateral granted hereunder.

         (ii) The Secured Parties hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any lien granted to or held by the Collateral Agent upon any Collateral upon the repayment in full of all the Secured Obligations (including as a result of the conversion of the Debentures to common stock of the Company in accordance with their terms).

         Section 8. AMENDMENT. Each Secured Party and the Collateral Agent hereby agree that such parties shall promptly, at the request of the Company,
(a) execute an amendment to this Agreement to add additional Secured Parties as parties hereto with respect to securing up to $800,000 of additional indebtedness incurred by the Company after the date hereof on terms and conditions substantially similar to the Debentures and (b) execute any documents necessary to amend any filings contemplated by Section 3.

         Section 9. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that it owns all the Collateral.

         Section 10. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 11. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.


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

         IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                ADVANCED TECHNOLOGY INDUSTRIES, INC.
                                By:
                                    --------------------------------------------
                                    Title:


                                THE GROSS FOUNDATION, INC.
                                By:
                                    --------------------------------------------
                                    Title:


                                DOUBLE U MASTER FUND, L.P.
                                By:
                                    --------------------------------------------
                                    Title:



                                PLATINUM PARTNERS VALUE ARBITRAGE FUND, L.P.
                                By:
                                    --------------------------------------------
                                    Title:



                                JM INVESTORS, INC.
                                By:
                                    --------------------------------------------
                                    Title:


                                Alpha Capital AG


                                By:
                                    --------------------------------------------

                                By:
                                    --------------------------------------------
                                    Sam Nebenzhal



                                By:
                                    --------------------------------------------
                                    Leon Goldenberg



                                By:
                                    --------------------------------------------
                                    Jose Zajac



                                Shalom Torah Center

                                By:
                                    --------------------------------------------



                                By:
                                    --------------------------------------------
                                    Yaakov Freedman



                                By:
                                    --------------------------------------------
                                    Joel Blumenthal

                                By:
                                    --------------------------------------------
                                    Ateres Michoel



                                By:
                                    --------------------------------------------
                                    Yossi Singer



                                By:
                                    --------------------------------------------
                                    Moshe Singer



                                By:
                                    --------------------------------------------
                                    Nathan Hertzka




                                Nite Capital LP

                                By:
                                    --------------------------------------------

                                KRIEGER & PRAGER, LLP, as
                                Collateral Agent


                                By:
                                    --------------------------------------------


                                ADDRESS FOR NOTICES:

                                ------------------------------------------------

                                ------------------------------------------------

                                                                      SCHEDULE 1
                                                                              TO
                                                              SECURITY AGREEMENT


                                     PATENTS

                        PATENT NO.              TITLE
                        ----------              -----
                        5,434,382             Electric holder
                                              and electric sensor
                        6,156,992             Welding device
                                              control method and
                                              welding device
                        5,507,268             Oil separation
                                              system


                               PATENT APPLICATIONS

                        SERIAL NO.            FILING TITLE
                        ----------            ------------
                      PCT/DE02/01582          Container Lid and
                                              Container
                      PCT/DE03/0046           Catch or Locking
                                              Element
                      PCT/DE00/02664          Insulation for a
                                              Baby's Feeding
                                              Bottle